Exhibit 99.2

Zymeworks and GSK Expand 2016 AzymetricTM Bispecific Agreement

Vancouver, Canada (May 16, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that GSK has expanded its 2016 licensing and collaboration agreement with Zymeworks for the research, development, and commercialization of bispecific antibodies across multiple disease areas.  Under the expanded agreement, GSK will now have access to Zymeworks’ unique heavy-light chain pairing technology, part of its proprietary Azymetric™ platform. Zymeworks’ Azymetric platform enables the development of bispecific and multifunctional therapeutics while maintaining the characteristics of naturally-occurring human antibodies.
“We are pleased to see GSK broaden their technology license and believe that it reflects their increased commitment to develop differentiated bispecific therapeutics,” said Ali Tehrani, Ph.D., President and CEO of Zymeworks. “As part of this expansion, GSK expects to use our Azymetric technology to develop bispecifics for the treatment of infectious diseases, which highlights the utility of our platform beyond traditional indications like oncology and inflammatory disease.”
Under the updated terms of the expanded agreement, GSK will have the option to develop and commercialize bispecific drugs across different disease areas and Zymeworks will be eligible to receive increased preclinical, development and commercial milestone payments. If all six programs are developed and commercialized, the new potential value of the collaboration would be up to US$1.1 billion. Additionally, Zymeworks is eligible to receive increased tiered royalties on worldwide sales.

About the Azymetric™ Platform

The Azymetric platform enables the transformation of monospecific antibodies into bispecific antibodies, giving the antibodies the ability to simultaneously bind two different targets. Azymetric bispecific technology enables the development of multifunctional biotherapeutics that can block multiple signaling pathways, recruit immune cells to tumors, enhance receptor clustering degradation, and increase tumor-specific targeting. These features are intended to enhance efficacy while reducing toxicities and the potential for drug resistance. Azymetric bispecifics have been engineered to retain the desirable drug-like qualities of naturally occurring antibodies, including low immunogenicity, long half-life, and high stability. In addition, they are compatible with standard manufacturing processes with high yields and purity, potentially significantly reducing drug development costs and timelines.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in Phase 2 clinical development. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through multiple strategic partnerships with eight global biopharmaceutical companies. For more information, visit www.zymeworks.com.

Zymeworks Cautionary Note Regarding Zymeworks’ Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements that relate to future development activities in accordance with the terms of Zymeworks’ agreements with GSK, potential payments and/or royalties payable to Zymeworks under these agreements, the speed and outcome of drug development plans, Zymeworks’ potential global growth, and other information that is not historical information. When used herein, words and phrases such as “enable”, “plan”, “will”, “may”, “eligible to”, “expects”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Zymeworks Inc.

Investor Inquiries:

Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Tiffany Tolmie
(604) 678-1388
ir@zymeworks.com

Media Inquiries:

Angela Bitting
(925) 202-6211
a.bitting@comcast.net